EXHIBIT 32	CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, The "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), W. Gerald Newmin, Chief Executive Officer of MultiCell Technologies, Inc. (the "Company") and Janice D. DiPietro, Chief Financial Officer of the Company, each hereby certifies, to their knowledge, that:

1.

The Company's Quarterly Report on Form 10-QSB for the period ended May 31, 2005 (the "Report"), to which this certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as the 14th day of July, 2005.

By: /s/ W. Gerald Newmin	By: /s/ Janice D. DiPietro
W. Gerald Newmin	Janice D. DiPietro
Chief Executive Officer and Co-Chairman Principal Executive Officer	Chief Financial Officer and Treasurer Principal Financial Officer

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